Exhibit 99.1

News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE REPORTS FULL YEAR AND FOURTH QUARTER 2014 FINANCIAL RESULTS

WELLINGTON, FL, January 29, 2015 – B/E Aerospace, Inc. (“the Company”) (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products, today announced its fourth quarter and full year 2014 financial results.

2014 Highlights

•	Annual revenues increased 18 percent and adjusted operating earnings increased 20 percent as compared with the prior year

•	Annual bookings increased 21 percent as compared with the prior year

•	Completed spin-off of consumables management segment (“CMS”), which became KLX Inc. (“KLX”), an independent public company on December 16, 2014 (the “spin-off”)

•	Refinanced capital structures of both “new” B/E Aerospace and KLX

•	Adopted capital allocation policies specific to both “new” B/E Aerospace and KLX

•
Announced that the B/E Aerospace Board of Directors authorized both a $0.76 per share annual dividend beginning in 2015 and a $400 million share repurchase program consistent with the Company’s expected strong free cash flow generation

•	Established 2015 revenue and earnings guidance as well as financial targets for 2015-2017

Amin J. Khoury, Executive Chairman of B/E Aerospace stated, “2014 was a defining year in the history of the Company.  We completed the spin-off of KLX, our consumables management segment, which was comprised of the aerospace distribution and energy services businesses.”

“As part of the spin-off, we refinanced our capital structure by redeeming $2.6 billion of debt, issuing $2.2 billion of pre-payable term debt, and putting in place a $600 million revolver, which is currently undrawn.  We adopted a capital allocation policy geared toward returning capital to shareholders and paying down debt.  This included initiating a $0.76 per share annual dividend in 2015 and authorizing a $400 million share repurchase program.  The speed with which we completed the spin-off of KLX enables B/E Aerospace to start 2015 with a compelling value proposition based upon sustained revenue and earnings growth, strong cash generation, excellent multi-year revenue and earnings visibility, and a capital allocation approach geared toward debt reduction and return of capital.”

Mr. Khoury continued, “2014 was a solid year for B/E Aerospace.  Exclusive of one-time costs, we reported strong operating results for the year.  In addition, we reported record awards and orders for both our commercial aircraft and business jet segments.  These bookings and awards strengthen our high quality backlog, and substantially improve revenue and earnings visibility for several years.”

This press release presents standalone financial results for the continuing operations of B/E Aerospace, which reflect the spin-off of KLX, and the restructuring of the Company’s businesses on an adjusted basis, excluding costs as defined, as if it had occurred as of the beginning of the earliest period presented as described in “Reconciliation of Non-GAAP Measures” accompanying this press release.

2014 Full Year Results

2014 revenues of $2.6 billion increased 18.0 percent as compared with the prior year.

2014 adjusted operating earnings were $466.4 million, an increase of 19.8 percent and adjusted operating margin of 17.9 percent increased 20 basis points as compared with the prior year.  On a GAAP basis, operating earnings were $384.0 million.

2014 adjusted EBITDA of $571.1 million increased 21.1 percent as compared with the prior year.

2014 adjusted net earnings and adjusted net earnings per diluted share were $261.9 million and $2.51 per share, representing increases of 26.3 percent and 25.5 percent, respectively, as compared with the prior year.  On a GAAP basis, net earnings and net earnings per diluted share were $57.7 million and $0.55 per share.

Record bookings for 2014 were more than $2.7 billion and increased 21 percent as compared to the prior year.  Backlog as of December 31, 2014 was approximately $3.0 billion, while awarded but unbooked backlog was approximately $5.0 billion, bringing total backlog, both booked and awarded but unbooked, to approximately $8.0 billion.

2014 commercial aircraft segment (“CAS”) revenues of $2.06 billion increased 15.4 percent, adjusted operating earnings of $375.1 million increased 17.1 percent, and adjusted operating margin of 18.2 percent increased 30 basis points, as compared with the prior year.  On a GAAP basis, CAS operating earnings were $356.3 million.

2014 business jet segment (“BJS”) revenues of $540.1 million increased 29.0 percent.  Adjusted operating earnings were $91.3 million, an increase of 32.1 percent, and adjusted operating margin of 16.9 percent increased 40 basis points, as compared with the prior year. On a GAAP basis, BJS operating earnings were $50.0 million.

Fourth Quarter 2014 Results

Fourth quarter 2014 revenues of $637.8 million increased 10.1 percent as compared with the prior year period.

Fourth quarter 2014 adjusted operating earnings were $110.5 million, an increase of 8.4 percent and adjusted operating margin was 17.3 percent.  The fourth quarter results reflect a higher level of program spending at our business jet segment to facilitate expedited development of a unique new product suite to support a major customer initiative, as previously disclosed in the Company’s third quarter earnings release. In return for agreeing to these expedited developmental efforts, the customer awarded the Company approximately $600 million of awards and orders.  On a GAAP basis, operating earnings were $98.2 million.

Fourth quarter 2014 adjusted EBITDA of $138.4 million increased 11.9 percent as compared with the prior year period.

Fourth quarter 2014 adjusted net earnings and adjusted net earnings per diluted share were $59.8 million and $0.57 per share, representing increases of 8.1 percent and 7.5 percent, respectively, as compared with the prior year period, reflecting the aforementioned business jet segment costs.  On a GAAP basis, net loss and net loss per diluted share were $36.0 million and $0.34 per share.

Bookings during the fourth quarter of 2014 were approximately $665 million, an increase of approximately 13 percent, as compared with the prior year period, and the book-to-bill ratio was approximately 1.04 to 1.

Fourth quarter 2014 CAS revenues were $480.4 million, adjusted operating earnings were $88.3 million, and adjusted operating margin of 18.4 percent increased 80 basis points, as compared to the prior year period.  On a GAAP basis, CAS operating earnings were $84.5 million.

Fourth quarter 2014 BJS revenues were $157.4 million, adjusted operating earnings were $22.2 million, and adjusted operating margin was 14.1 percent.  The results reflect higher sales for the super first class product line while operating earnings were adversely impacted by the aforementioned higher engineering and product launch costs to support expedited deliveries, associated with new business development of a unique new product suite to support a major customer initiative.  On a GAAP basis, BJS operating earnings were $19.9 million.

OUTLOOK

Commenting on the Company’s outlook Mr. Khoury concluded, “We have a very attractive business with leading positions in growing markets, a very substantial backlog, strong cash flow generation and proven track record of improving operating margins.  Our guidance for 2015 reflects these positive dynamics.  Today we are confirming our full year 2015 financial guidance and providing more specific financial guidance for the first quarter of 2015.”

The Company’s 2015 full year financial guidance is as follows:

•	2015 revenues are expected to be in the range of approximately $2.8 to $2.9 billion reflecting approximately 10 percent growth over the prior year.

•	Operating margin is expected to be approximately 18 percent.

•	2015 earnings per share are expected to be approximately $3.00 per diluted share or approximately 20 percent higher than 2014 adjusted earnings per share.

•	2015 free cash flow conversion ratio is expected to be approximately 75 percent of net earnings.

•	The Company plans to initiate a $0.76 per share annual dividend in 2015, representing an approximate 25 percent payout ratio.

The Company’s first quarter 2015 financial guidance is as follows:

•
The Company expects first quarter 2015 revenues to increase approximately 8 percent, operating earnings to increase approximately 10 percent, and EBITDA to increase approximately 13 percent as compared with the first quarter of 2014, and earnings per diluted share of approximately $0.72, an increase of approximately 16 percent.

Adjusted net earnings, adjusted earnings per diluted share, adjusted EBITDA, adjusted operating earnings, adjusted operating margin, CAS adjusted operating earnings, CAS adjusted operating margin, BJS adjusted operating earnings, BJS adjusted operating margin, adjusted free cash flow, free cash flow conversion ratio and payout ratio are presented in this press release and are non-GAAP financial measures.   Each of these measures, except free cash flow, free cash flow conversion ratio and payout ratio, exclude a portion of costs previously allocated to the consumables management segment (which are required to be reported as continuing operations and which will not recur post spin-off), loss on debt extinguishment, spin-off related, business repositioning, product rationalization, integration, and acquisition related costs (“costs as defined”) and in the case of adjusted EBITDA, non-cash compensation expense.  For more information see “Reconciliation of Non-GAAP Financial Measures.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The payments of dividends are at the discretion of the Board of Directors and will depend on our future earnings, capital requirements, financial conditions, operating conditions, contractual restrictions and such other factors as our Board of Directors may deem relevant.  For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		YEAR ENDED
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013

Revenues	$637.8	$579.5	$2,599.0	$2,203.3
Cost of sales	389.0	344.2	1,582.8	1,296.0
Selling, general and administrative	73.6	78.7	325.6	297.0
Research, development and engineering	70.8	54.7	284.3	220.9
CMS corporate allocations	6.2	4.8	22.3	26.5

Operating earnings	98.2	97.1	384.0	362.9

Operating earnings, as a percentage
of revenues	15.4%	16.8%	14.8%	16.5%

Interest expense	33.9	30.9	130.6	123.4
Loss on debt extinguishment	243.6	-	243.6	-

(Loss) earnings before income taxes	(179.3)	66.2	9.8	239.5

Income tax (benefit) expense	(143.3)	14.6	(47.9)	52.9

(Loss) earnings from continuing
operations	$(36.0)	$51.6	$57.7	$186.6

Net (loss) earnings from continuing operations per common share:
Basic	$(0.35)	$0.50	$0.55	$1.81
Diluted	$(0.35)	$0.50	$0.55	$1.80

Weighted average common shares:
Basic	104.1	103.4	104.0	103.2
Diluted	104.1	104.2	104.5	103.9

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	December 31,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$292.5	$637.8
Accounts receivable	289.0	484.1
Inventories	925.2	1,943.8
Deferred income taxes	17.6	29.4
Other current assets	130.7	64.6
Total current assets	1,655.0	3,159.7
Long-term assets	1,544.9	2,536.5
	3,199.9	5,696.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$760.1	$879.1
Total long-term liabilities	2,429.7	2,207.9
Total stockholders' equity	10.1	2,609.2
	$3,199.9	$5,696.2

B/E AEROSPACE, INC.
ADJUSTED FREE CASH FLOWS FROM CONTINUING OPERATIONS (UNAUDITED) (1)
(In Millions)

Year Ended
December 31,
2014
CASH FLOWS FROM OPERATING ACTIVITIES OF
CONTINUING OPERATIONS:
Net earnings	$57.7
Adjustments to reconcile net earnings to net cash
flows provided by operating activities of continuing
operations, net of effects from acquisitions:
Depreciation and amortization	78.6
Deferred income taxes	(5.2)
Non-cash compensation	26.1
Tax benefits realized from prior exercises of employee
stock options and restricted stock	(3.5)
Provision for doubtful accounts	9.6
Loss on disposal of property and equipment	2.6
Debt prepayment costs	243.6
Changes in operating assets and liabilities:
Accounts receivable	(1.7)
Inventories	(203.6)
Income taxes receivable	(77.0)
Other current and non-current assets	(44.7)
Accounts payable and accrued liabilities	77.4
Net cash flows provided by operating activities of continuing operations	159.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(122.8)
Adjusted free cash flows from continuing operations	$37.1

(1)
The information in the adjusted free cash flows from continuing operations is not in accordance with generally accepted accounting principles and is presented to set forth the cash flows from operations and free cash flow from operations (as defined) exclusive of the discontinued operations of CMS.   For more information see “Reconciliation of Non-GAAP Financial Measures.”

B/E AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “adjusted net earnings,” “adjusted net earnings per diluted share,” “adjusted EBITDA,” “adjusted operating earnings,” “adjusted operating margin,” “CAS adjusted operating earnings,” “CAS adjusted operating margin,” “BJS adjusted operating earnings,” “BJS adjusted operating margin,” “adjusted free cash flow,” “free cash flow conversion ratio,” and “payout ratio,” in each case excluding a portion of costs previously allocated to the consumables management segment (“CMS”) (which are required to be reported as part of B/E Aerospace continuing operations), loss on debt extinguishment, spin-off related, business repositioning, integration, and acquisition related costs (“costs as defined”), each of which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each of these measures, except free cash flow, free cash flow conversion ratio and payout ratio, are adjusted to exclude costs as defined from their most directly comparable GAAP measure.

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the costs as defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, or net (loss) earnings (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

The Company defines “adjusted EBITDA” as net earnings (loss) from continuing operations before interest, taxes, depreciation, amortization, costs as defined and non-cash compensation.  The Company uses adjusted EBITDA as a supplemental measure of the Company’s performance and its ability to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs.  Adjusted EBITDA should not be viewed as a substitute for, or superior to, operating earnings, the most directly comparable GAAP measure, as a measure of the Company’s operating performance.

The Company defines “adjusted free cash flow” as net cash flows provided by operating activities less capital expenditures.  The Company uses adjusted free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments.  Adjusted free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes.  The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings.  The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert earnings into free cash flow. These financial measures should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities, the most directly comparable GAAP measure, as a measure of the Company’s liquidity or operating performance.

The Company defines “payout ratio” as dividends per share expressed as a percentage of the Company’s earnings per diluted share.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

B/E AEROSPACE, INC.
RECONCILIATION OF NET EARNINGS PER DILUTED SHARE
TO ADJUSTED NET EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net (loss) earnings from continuing operations	$(36.0)	$51.6	$57.7	$186.6
Loss on debt extinguishment	243.6	-	243.6	-
Costs as defined *	6.1	-	60.1	-
GAAP required add-back of
CMS corporate allocations	6.2	4.8	22.3	26.5
Adjustment to income taxes **	(160.1)	(1.1)	(121.8)	(5.7)
Adjusted earnings from
continuing operations	$59.8	$55.3	$261.9	$207.4
Adjusted net earnings from
continuing operations
per diluted share	$0.57	$0.53	$2.51	$2.00

Diluted weighted average
shares	104.1	104.2	104.5	103.9

*
Fourth quarter 2014 costs as defined include $6.1 million of business repositioning and integration costs.
2014 costs as defined include $60.1 million of spin-off related, business repositioning, integration, and acquisition related costs.

**	All periods in 2014 and 2013 are adjusted based on effective tax rate of 22.0%.

B/E AEROSPACE, INC.
RECONCILIATION OF OPERATING EARNINGS
TO ADJUSTED EBITDA
(In Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating earnings	$98.2	$97.1	$384.0	$362.9
GAAP required add-back of
CMS corporate allocations	6.2	4.8	22.3	26.5
Adjusted consolidated segment
operating earnings	104.4	101.9	406.3	389.4
Business repositioning,
acquisition, integration and
spin-off related costs	6.1	-	60.1	-
Adjusted operating earnings	110.5	101.9	466.4	389.4
Depreciation and amortization	20.6	16.5	78.6	61.8
Non-cash compensation	7.3	5.3	26.1	20.5
Adjusted EBITDA	$138.4	$123.7	$571.1	$471.7

B/E AEROSPACE, INC.
RECONCILIATION OF OPERATING EARNINGS
TO ADJUSTED OPERATING EARNINGS
(In Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating earnings	$98.2	$97.1	$384.0	$362.9
GAAP required add-back of
CMS corporate allocations	6.2	4.8	22.3	26.5
Adjusted consolidated segment
operating earnings	104.4	101.9	406.3	389.4
Business repositioning,
acquisition, integration and
spin-off related costs	6.1	-	60.1	-
Adjusted operating earnings	$110.5	$101.9	$466.4	$389.4

B/E AEROSPACE, INC.
RECONCILIATION OF COMMERCIAL AIRCRAFT SEGMENT
OPERATING EARNINGS TO ADJUSTED CAS OPERATING EARNINGS
(In Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
CAS operating earnings	$84.5	$84.0	$356.3	$320.3
Business repositioning,
and spin-off related costs	3.8	-	18.8	-
Adjusted operating earnings	$88.3	$84.0	$375.1	$320.3

B/E AEROSPACE, INC.
RECONCILIATION OF BUSINESS JET SEGMENT
OPERATING EARNINGS TO ADJUSTED BJS OPERATING EARNINGS
(In Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
BJS operating earnings	$19.9	$17.9	$50.0	$69.1
Business repositioning, acquisition,
integration and spin-off related costs	2.3	-	41.3	-
Adjusted BJS operating earnings	$22.2	$17.9	$91.3	$69.1